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                                                                    Exhibit 21.1

                            SUBSIDIARIES OF ENDOREX


1.  Orasomal Technologies, Inc.
         State of incorporation:  Delaware
         Does business as:  Orasomal Technologies, Inc.

2.  Wisconsin Genetics, inc.
         State of incorporation:  Delaware
         Does business as:  Wisconsin Genetics, Inc.

3.  Roadrunner Acquisition, Inc.
         State of incorporation:  Delaware
         Does business as:  Roadrunner Acquisition, Inc.